Exhibit 21.1

SUBSIDIARIES OF SYNDAX PHARMACEUTICALS, INC.

NameJurisdiction of Incorporation

Syndax Pharmaceuticals, IncDelaware

Syndax United KingdomUnited Kingdom

Syndax Europe B.V.The Netherlands